UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2013

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

            On March 6, 2013, Southern First Bank, N.A., the wholly owned subsidiary of Southern First Bancshares, Inc., was approved by the South Carolina Board of Financial Institutions to convert from a national bank charter to a South Carolina state bank charter, and change its name from Southern First Bank, N.A. to Southern First Bank. Both changes became effective beginning April 1, 2013.  This conversion is not as a result of any dispute or disagreement with the Office of the Comptroller of the Currency.

On April 1, 2013, the Company redeemed a total of $500,000 of its outstanding preferred stock from various preferred shareholders.  Since July of 2012, the Company has redeemed a cumulative $2.0 million of its outstanding preferred stock.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                SOUTHERN FIRST BANCSHARES, INC.

                                                                                                                                                By:       /s/ R. Arthur Seaver, Jr.

                                                                                                                                                Name:   R. Arthur Seaver, Jr.

                                                                                                                                                Title:     Chief Executive Officer

Dated: April 2, 2013

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